Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-114474) and Form S-8 (Nos. 333-86999, 333-90591, 333-63194, 333-85262, 333-31988, 333-122034 and 333-122036) of iVillage Inc. of our report dated March 16, 2006, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York

March 16, 2006